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                                                                    EXHIBIT 99.2

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Executive Officer of Antigenics Inc. (the "Company"), hereby certify that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                        /s/ Garo H. Armen, Ph.D.
                                        ------------------------
                                        Garo H. Armen, Ph.D.
                                        Chairman and Chief Executive Officer

Date: March 26,2003

A signed original of this written statement required by Section 906 has been provided to Antigenics Inc. and will be retained by Antigenics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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